EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of the third day of November, 1997 (the "Effective Date") by and between Vanguard Airlines, Inc., a Delaware corporation (the "Company") and Robert J. Spane, an individual ("Employee").

                         R E C I T A L S:

     A. The Company is engaged in the business of owning and operating an air carrier certificated by the U.S. government to engage in the provision of air transportation services in the common carriage of persons, property and mail (the "Compan y Business"). The Company is based in Kansas City, Missouri and provides scheduled passenger service in the United States.

     B. The Company hereby agrees to employ Employee and Employee hereby agrees to accept such employment engagement with the Company in accordance with the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants as contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment.

     Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to employ Employee, and Employee hereby agrees to be employed by Company, during the two-year period (the "Employment Term") beginning on June 15, 1997 (the "Commencement Date"), and ending on June 15, 1999. The Employment Term may be terminated pursuant to the provisions of Section 4 or Section 5 hereof.

     2.   Duties.

     Employee shall be employed in the capacity of Chairman of the Board, President and Chief Executive Officer of the Company. Employee shall have such duties as may reasonably be assigned to him by the Board of Directors of the Company. Employee shall perform such duties diligently and to the best of his ability, and shall comply with the Company's business conduct policies as in effect from time to time. Employee's responsibilities include, but are not limited to, the following actions: (a) supervise, operate, and manage the overall operations of the Company Business, including by way of illustration but not limitation, decisions regarding (i) airline schedules and routes;
(ii) regulation of the Company Business by governmental authorities, (iii) aircraft and other equipment and real estate acquisitions and/or leases, (iv) formulation, implementation, and


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administration of strategies, policies, and practices, (v)
formulation, implementation, and administration of budgets, business and financial plans, (vi) hiring, firing, and supervising employees and consultants, and (vii) setting compensation and benefit programs for employees. Except as otherwise set forth herein, during the Employment Term, Employee shall devote his entire working time, attention and energy to the business of the Company, and shall not be engaged in any other business activity that, in any significant way, conflicts with or interferes with Employee's performance of his duties hereunder, except as authorized by the Board of Directors of the Company.

     3.   Compensation and Benefits.

     (a) Salary. During the Employment Term, the Company shall pay Employee for his services hereunder a base salary at the rate of $200,000 per annum, for the Employment Term and, subject further to upward adjustment in accordance with the Company's salary review practices and procedures in effect from time to time. Such salary shall be payable semi-monthly in accordance with the regular payroll policies of the Company in effect from time to time. Upon each anniversary of this Agreement, Employee shall participate in any performance bonus plan that may be adopted by the Company's Board of Directors.

     (b) Benefits. During the Employment Term, Employee shall be entitled to participate in, to the extent Employee is eligible under the terms thereof, all benefit plans and programs that are generally provided from time to time by the Company to its executive personnel, including an incentive compensation plan, a pension or profit sharing plan, a stock purchase plan, a bonus plan, a group benefit plan and a medical plan. Subject to the rights of Employee set forth in Sections 4 and 5 hereof, nothing herein shall preclude the Company from terminating or amending any employee benefit plan or program.

     (c) Options. The Company hereby agrees to grant options to purchase 3,386,980 shares of Common Stock, par value $.001 per share, of the Company to Employee (the "Employee Options"). The terms of the grant of the Employee Options to Employee shall be as follows:

          (i) the exercise price for the Employee Options shall be $0.50 per share (the "Exercise Price");

          (ii) payment of the exercise price per share is due in full upon exercise of all or any part of each installment that has accrued to you;

          (iii) in the event this Agreement is terminated before the end of the Employment Term for any of the reasons set forth in Sections 4(a), 4(d), or 4(e), all unvested options shall lapse and become void; and




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          (iv)  the Employee Options shall vest as follows:

               (A) in equal quarterly increments during the Employment Term commencing with the commencement of employment of Employee with the Company, with such vesting to be effective upon the last day of each calender quarter, (B) one-half of any "unvested" Employee Options shall vest upon the death or permanent disability of Employee, (C) all of the unvested options shall vest upon the merger of the Company into or with another person, unless (X) the Company is the surviving entity and (Y) this Agreement remains in full force and effect, or (D) all of the unvested options shall vest upon the sale of all or substantially all of the assets or stock of the Company to another person.

     (d) Expense Reimbursement. The Company shall reimburse Employee or directly pay all of the reasonable expenses incurred by Employee in connection with the scope of his assignment as set forth in this Agreement, including by way of illustration but not limited, as follows:

          (a) all ordinary and necessary travel, lodging, entertainment, and related expenses;

          (b) the cost of renting an apartment as a temporary living expense in Kansas City, Missouri and leasing or renting a car in Kansas City, Missouri; and

          (c) the cost to move Employee's family and household goods to the Kansas City area.

The foregoing terms regarding the Employee Options shall, if the parties hereto mutually so agree, be set forth in a separate agreement (the "Stock Option Agreement"). The Stock Option Agreement shall contain all usual and customary provisions, including the foregoing terms.

     4.  Termination of Engagement.

     This Agreement shall be terminated and the employment relationship between the Company and Employee shall cease upon the occurrence of any of the following events:

     (a) by Employee for any reason, upon 30 days prior written notice;

     (b) by the Company for any reason, upon 30 days prior written notice;

     (c)  by any party upon the expiration of the Employment
Term;

     (d) by the Company upon the death or permanent disability of Employee or his resignation as the President and Chief
Executive Officer of the Company;



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     (e)  by the Company for "Cause," which for purposes of this
Section 4 shall mean any of the following: (i) Employee's breach of or failure to comply with or observe any of the material terms, conditions or agreements contained in this Agreement, which breach or failure to comply has not been cured within 30 days following written notice by the Company to Employee setting forth in detail the specific nature of such breach or failure to comply, or if such breach or failure to comply cannot be cured within such 30 day period, Employee has not, (A) within such 30 day period, commenced actions to cure such breach or failure to comply and diligently pursued such actions and (B) actually cured such breach or failure to comply within 90 days following such initial written notice by the Company to Employee, (ii) Employee shall be adjudged by a court of competent jurisdiction as guilty of (A) any willful or grossly negligent act which causes material harm to the Company, (B) any criminal act which causes material harm to the Company, (C) any act involving moral turpitude which causes material harm to the Company, or (D) any fraud upon the Company, or (iii) Employee shall be guilty of habitual absenteeism, chronic alcoholism or other form of chronic addiction.

     5.   Termination Obligations of the Company.

     (a) In the event of termination of this Agreement by the Company under Section 4(c) because of the expiration of the Employment Term, the Company shall have the following obligations to Employee:

          (i) any unpaid portion of the Employee salary earned through the date of termination shall be paid by the Company to Employee;

          (ii) any unreimbursed expenses owed by the Company to Employee for expenses incurred through the date of termination shall be paid by the Company to Employee;

          (iii) the Employee Options shall be fully vested;

          (iv) Employee shall be offered full-time employment with the Company upon mutually satisfactory terms usual and customary in the airline industry for companies of comparable operations as the Company; provided, however, that the Company and Employee shall enter into a written employment agreement (the "Spane Employment Agreement") which shall, for purposes of illustration but not limitation, contain the following provisions:

                    (1)  he shall have the officer title of Chief
Executive Officer, President, and member of the Board of Directors of the Company;


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                    (2)  he shall have duties at least as
expansive as the Services set forth in Section 2 of this Agreement;

                    (3)  he shall have an annual base salary and
annual bonus as mutually agreed upon and usual and customary in the airline industry for companies of comparable operations as the Company;

                    (4)  a term and severance arrangement as
mutually agreed upon and usual and customary in the airline industry companies of comparable operations as the Company.

     (b) In the event of termination of this Agreement by the Company under Sections 4(a), 4(d), or 4(e), the Company shall have the following obligations to Employee:

          (i) any unpaid portion of the Employee's salary earned through the date of termination shall be paid by the Company to Employee;
          (ii) any unreimbursed expenses owed by the Company to Employee for expenses incurred through the date of termination shall be paid by the Company to Employee;

          (iii) Employee Options that have not vested as of the date of termination shall lapse and become void.

     (c) In the event of termination of this Agreement by the Company under Section 4(b), the Company shall have the following obligations to Employee:

          (i) any unpaid portion of the Employee's salary earned through the date of termination shall be paid by the Company to Employee;

          (ii) any unreimbursed expenses owed by the Company to Employee for expenses incurred through the date of termination shall be paid by the Company to Employee; and

          (iii) Company shall pay to Employee as a severance payment the lesser of (x) $100,000 or (y) the aggregate remaining amount to be paid to Employee at his current salary through the remainder of the Employment Term.

          (iv) one-half of those shares of the Employee Options that have not vested as of the date of termination shall lapse and become void and the remaining one-half of the Employee Options shall fully vest and the Company's purchase option shall lapse. Employee shall have 90 days from the date of termination to exercise Employee Options.

          (v) the expenses associated with moving Employee and Employee's family including all household goods to San Diego, California shall be paid by the Company.



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     6.  Registration Rights.

     Employee shall, with respect to the shares received upon exercise of the Employee Options be granted unlimited piggy-back registrations, with any cut-backs of shares to be registered pursuant to the applicable registration statement to be done on a pro-rata basis among all of the Sellers of Common Stock of the Company pursuant to the applicable registration statement. A specific Registration Rights Agreement containing all usual and customary provisions shall be entered into among Employee and the Company.

     7.  Authorized Stock and Reservation of Shares.

     (a) The Company's Restated Certificate of Incorporation, as amended, authorizes the Company to issue up to 50,000,000 shares of Common Stock. As of the date of this Agreement, there are insufficient shares of Common Stock for Employee to exercise the Employee Options. The Company shall use its best efforts to amend the Company's Restated Certificate of Amendment, as amended, to provide sufficient authorized capital stock to exercise Employee Options or take such other action that provides for sufficient authorized Common Stock for Employee to exercise Employee Options.

     (b) The Company shall use at all times hereforth its best efforts to reserve and keep available solely for issuance and delivery upon the exercise of any Employee Options, all such shares of Common Stock or other shares of capital stock, from time to time issuable upon the exercise of this Warrant.

     8.  Indemnification.

     Neither the Company or Employee shall be liable for any of the debts, liabilities or obligations of the other. Accordingly, the Company will indemnify Employee and Employee will indemnify the Company, and each will hold the other harmless from and against any and all loss, cost, damage injury or expense (including court costs and reasonable attorneys' fees) whatsoever and howsoever arising which Employee or the Company (as the case may be) or any of their respective agents, successors or assigns incurs as a proximate result of (a) Employee or the Company (as the case may be) being held liable for any debt, liability or obligation of the Company or Employee (as the case may be) or (b) any breach of this Agreement by the Company or Employee (as the case may be).

     In Employee's rendering of the Services hereunder and in his capacity as officer, director, employee of the Company, the Company shall, as and to the extent permitted by the General Corporation Law of Delaware, indemnify Employee and hold Employee harmless from and against any and all loss, cost, damage, injury or expense (including court costs and reasonable attorneys' fees) whatsoever and howsoever arising which Employee incurs relating



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to his action under this Agreement and the status of Employee as officer, director, employee of the Company. In addition, the Company shall include Employee as beneficiary and covered person in the Company's insurance policy to protect Employee relating to his status as officer, director, employee, independent contractor, and/or agent of the Company.

     9.  Notice.

     All notices, requests, demands and other communications hereunder shall be deemed duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid as follows:

     If to the Company:

     Vanguard Airlines, Inc.
     7000 Squibb Road, 3rd Floor
     Mission, KS 66202
     Attention:  Corporate Secretary

     If to the Employee:

     Robert J. Spane
     333 W. 46th Terrace
     Apt. # 201
     Kansas City, MO 64112

or to any other address as either party may provide to the other in writing.

     10.  Assignment.

     This Agreement is personal and not assignable by the Employee but it may be assigned by the Company without notice to or consent of the Employee to, and shall thereafter be binding upon enforceable by any other person which shall acquire or succeed to substantially all of the business or assets of the Company (and such person shall be deemed included in the definition of the "Company" for all purposes of this Agreement) but it is not otherwise assignable by the Company.


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     IN WITNESS WHEREOF, the Company and Employee have each
caused this Agreement to be duly executed in duplicate by its respective duly authorized officer and each of the parties hereto has executed this Agreement on the date and year first above written.


WITNESS/ATTEST:
                         COMPANY:

                         VANGUARD AIRLINES, INC.

                         On Behalf of the Board of Directors,

                         By: ________________________
                              Name:


                         EMPLOYEE:


                         ROBERT J. SPANE


                         _____________________________
                         Robert J. Spane